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                                                                   EXHIBIT 5.1



July 18, 1997

Board of Directors
RDO Equipment Co.
2829 South University Drive
Fargo, North Dakota 58109

RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to RDO Equipment Co., a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,250,000 shares of the Company's Class A Common Stock, $.01 par value (the "Shares"), issuable under the Company's 1996 Stock Incentive Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 18, 1997 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

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Board of Directors
RDO Equipment Co.
July 18, 1997
Page 2

We express no opinion with respect to laws other than those of the General Corporate Laws of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,


OPPENHEIMER WOLFF & DONNELLY
Plaza VII, Suite 3400
45 South Seventh Street
Minneapolis, MN  55402